Exhibit 5.1

WESTWARD LAW, LLC	3273 E. Warm Springs
Las Vegas, NV 89120
Telephone: 702-595-8005
Email: keavery@westwardlaw.com

September 15, 2023

Esports Entertainment Group, lnc. Block 6, Triq Paceville

St. Julians STJ 3109 Malta

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Additional Registration Statement”) to be filed by Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), relating to the registration of additional: (i) common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, “Warrants”), to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”), (v) rights to purchase Common Stock or Preferred Stock (“Rights”), to be issued pursuant to the terms of one or more rights agreements, and (vi) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, or any combination of those securities (the “Units”), to be issued pursuant to the terms of one or more unit agreements, with an aggregate offering price of $1,197,709. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, and the Units are collectively referred to herein as the “Offered Securities” and each an “Offered Security.” The Additional Registration Statement incorporates by reference the Registration Statement on Form S-3, File No. 333-252370, filed by the Company with the Commission under the Act, as amended to the date hereof.

This opinion letter is being issued pursuant to the requirements of the Act.

In connection with the foregoing, we have examined certain records of the Company, certificates of public officials and officers of the Company, and such other documents as we have deemed relevant for purposes of the opinions expressed below.

With respect to various factual matters material to the opinion expressed below, we have relied upon certificates and information furnished by public officials and representatives of the Company. We have assumed without inquiry or other investigation: (i) the legal capacity of each natural person executing the agreements described herein; (ii) the full power and authority of each entity other than the Company to execute, deliver and perform such agreements and each document executed and delivered or to be executed and delivered in connection therewith; (iii) the due authorization, execution and delivery by each entity other than the Company of each such agreement and each document executed and delivered or to be executed and delivered by such entity; (iv) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in any of the documents; (v) the genuineness of each signature; (vi) the completeness of each document submitted to us; (vii) the authenticity of each document reviewed by us as an original; (viii) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (ix) that each certificate or copy of a public record furnished by public officials is accurate, complete and authentic; (x) the valid, legal, binding and enforceable nature of the obligations of all parties under the transaction documents other than the Company; and (xi) that each transaction complies with all tests of good faith, fairness and conscionability required by law.

We have also assumed that: (i) prior to the delivery of any Offered Security, the Company’s Board of Directors (the “Board”) (or a duly established and authorized committee thereof) shall have duly established the terms of such Offered Security and duly authorized the issuance and sale of such Offered Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) after the issuance of any shares of Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation.

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when: (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly established and authorized committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when: (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Preferred Stock, the terms of the offering thereof and related matters, including the designation of the relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Stock in conformity with the Articles of Incorporation and the Company’s Bylaws, and a proper and valid filing, if required, with the Secretary of State of the State of Nevada of a Certificate of Designations setting forth such designations and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Stock, (ii) such shares of Preferred Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly established and authorized committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Our opinion herein is expressed solely with respect to the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any other federal or state securities law, rule or regulation. This opinion letter is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. Our opinions are limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

WESTWARD LAW, LLC
/s/ Westward Law, LLC